[EX.-99.906CERT]

Exhibit (b)

I, Thomas S. White, Jr., President of Lord Asset Management Trust (the "Registrant"), certify that, to the best of my knowledge:

         (1)   The Form N-CSR of Registrant (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	July 12, 2005
Signature:	/s/ Thomas S. White, Jr.

______________

I, David M. Sullivan II, Treasurer of Lord Asset Management Trust (the "Registrant"), certify that, to the best of my knowledge:

(1)	The Form N-CSR of Registrant (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	July 12 , 2005
Signature:	/s/ David M. Sullivan II